Exhibit 99.1

Focus Financial Partners Reports Fourth Quarter and Full Year 2019 Results

Excellent Performance Across Key Metrics

Reinforces 2025 Strategy and Targets

New York, New York – February 20, 2020 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Total revenues of $340.2 million, 37.5% growth year over year
•	Organic revenue growth(1) rate of 25.2% year over year
•	GAAP net loss of $12.7 million
•	GAAP basic and diluted net loss per share of $0.25
•	Adjusted Net Income(2) of $56.0 million, 52.3% growth year over year
•	Adjusted Net Income Per Share(2) of $0.75, 47.1% growth year over year
•	Net Leverage Ratio(3) of 4.00x, 0.27x decline from 2019 third quarter

Full Year 2019 Highlights

•	Total revenues of $1.22 billion, 33.8% growth year over year
•	Organic revenue growth(1) rate of 15.1% year over year
•	GAAP net loss of $12.0 million
•	GAAP basic and diluted net loss per share of $0.28
•	Adjusted Net Income(2) of $178.6 million, 42.5% growth year over year
•	Adjusted Net Income Per Share(2) of $2.38, 36.8% growth year over year
•	Re-affirming annual growth targets of 20% for revenues and Adjusted Net Income Per Share(2)
•	Re-affirming Net Leverage Ratio(3) target range of 3.5x – 4.5x

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

“2019 was an excellent year for Focus and demonstrated the growth trajectory of our business,” said Rudy Adolf, Founder, CEO and Chairman. “We achieved a 25% organic growth rate in the fourth quarter, reflecting strong performance by our partner portfolio. We are operating at a leading scale for this industry, with over $1.2 billion in revenues, 64 partner firms, and a long track record of value add and successful acquisitions. We are confident in the forward potential of our business as we advance towards our 2025 objectives. We believe that our unique model of entrepreneurship combined with access to value-added services and permanent capital will continue to make us the partner of choice, in turn creating superior value for shareholders.”

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“Our 2019 fourth quarter results were excellent, capping a strong year of growth and profitability for our business,” said Jim Shanahan, Chief Financial Officer. “We grew our top and bottom line at levels that are well above typical rates in the wealth management industry and also delivered robust Adjusted Net Income and Adjusted Net Income Per Share growth. We further diversified our revenue stream, substantially increased our net cash provided by operating activities and Cash Flow Available for Capital Allocation and reduced our Net Leverage Ratio to 4.00x. Our partners delivered strong growth and enhanced client services, reflecting the benefits of access to our scale and resources. We have great momentum as we begin 2020 and are well positioned to deliver substantial value to our partners and shareholders alike.”

Presentation

This press release presents our results of operations and financial position, including consolidation of our investment in Focus Financial Partners, LLC (“Focus LLC”), since July 30, 2018. Prior to July 30, 2018, the closing date of our initial public offering (“IPO”), the financial statements included herein represent those of Focus LLC. The financial results of Focus Inc. prior to July 30, 2018 have not been included in these financial statements as it had not engaged in any business activities during such period. Accordingly, these results do not purport to reflect what the results of operations of Focus Inc. would have been had Focus Inc.’s IPO and related transactions occurred prior to July 30, 2018.

Fourth Quarter 2019 Financial Highlights

Total revenues were $340.2 million, 37.5%, or $92.7 million higher than the fourth quarter of the prior year. The primary driver of this increase was organic revenue growth, inclusive of mergers, from our existing partner firms of approximately $62.3 million. The balance of the increase of $30.4 million was due to revenue from new partner firms acquired over the twelve months ended December 31, 2019. We completed several landmark transactions last year, including Williams Jones, Escala Partners, and Altman, Greenfield & Selvaggi, which drove substantial growth in our revenues and profitability.

An estimated 70.5%, or $240.0 million, of total revenues were correlated to the financial markets, of which approximately 70.2%, or $168.6 million, were generated from advance billings. The remaining 29.5%, or $100.2 million, were not correlated to the markets. These revenues typically consist of fixed fees for investment management, tax advice and family office type services, primarily for high and ultra-high net worth clients. In excess of 95% of total revenues were fee-based and recurring.

Year-over-year organic revenue growth(1) was 25.2%, higher than the 10.7% for the prior year quarter. The positive change reflects strong organic growth by our partner firms over the last twelve months, inclusive of the Loring Ward acquisition which was completed during the fourth quarter of 2018.

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Adjusted EBITDA(2) was $83.0 million, 53.1% higher than the prior year period and our Adjusted EBITDA margin(3) was 24.4%. The sequential margin increase from the 2019 third quarter was primarily driven by higher revenues related to family office type services, as well as effective expense management.

GAAP net loss was $12.7 million compared to GAAP net income of $17.5 million in the prior year quarter. Adjusted Net Income(2) was $56.0 million, an increase of 52.3%, or $19.2 million over the prior year quarter. Adjusted Net Income Per Share(2) was $0.75 per share, $0.24, or 47.1%, higher year-over-year, reflecting our strong organic growth and acquisition momentum in the last twelve months.

Full Year 2019 Financial Highlights

Total revenues were $1.22 billion, 33.8%, or $307.5 million higher than the prior year. The primary driver of this increase was revenue growth from our existing partner firms of approximately $222.5 million. The majority of this growth was driven by organic growth, inclusive of mergers, generated by our partner firms in the last twelve months, as well as a full period of revenue recognized during 2019 for partner firms that were acquired during 2018. The balance of the increase of $85.0 million was due to revenue from new partner firms acquired during 2019.

Organic revenue growth(1) for 2019 was 15.1%, a two percentage point increase from 13.0% in the prior year.

Adjusted EBITDA(2) was $269.8 million, up 32.7% year over year and Adjusted EBITDA margin(3) was 22.1% for the full year.

GAAP net loss was $12.0 million compared to a GAAP net loss of $41.1 million in the prior year. Adjusted Net Income(2) was $178.6 million, an increase of 42.5%, or $53.2 million over the prior year. Adjusted Net Income Per Share(2) was $2.38 per share, $0.64 or 36.8%, higher year-over-year, reflecting our strong organic growth and acquisition momentum over the past year as well as the elimination of interest expense associated with our $207.0 million Second Lien Term Loan which was repaid in July 2018.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Calculated as Adjusted EBITDA divided by Revenues.

Balance Sheet and Liquidity

As of December 31, 2019, cash and cash equivalents were $65.2 million and debt outstanding under the Company’s credit facilities was approximately $1.28 billion.

Of the total debt outstanding as of December 31, 2019, approximately $1.14 billion were borrowings under our First Lien Term Loan (“Term Loan”) and $140.0 million were borrowings under our First Lien Revolver (“Revolver”). Our Net Leverage Ratio(1) at December 31, 2019 was 4.00x, within our target range of 3.5x to 4.5x.

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Our net cash provided by operating activities for the full year 2019 increased to $194.8 million from $105.9 million for the full year 2018. Our Cash Flow Available for Capital Allocation(2) for the full year 2019 increased 55.2% to $163.5 million from $105.3 million for full year 2018. These increases reflect the growth of existing partner firms and the addition of new partner firms during the year.

On January 27, 2020, we successfully repriced the interest rate applicable to the Term Loan. In an oversubscribed transaction, the interest rate was reduced from LIBOR +2.50% to LIBOR + 2.00%. There were no changes to any of the terms of the Revolver as a result of this repricing, and the size of the Term Loan was not increased.

(1)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, February 20, 2020 at 8:30 a.m. Eastern Time to discuss the Company’s 2019 fourth quarter and full year results and outlook. The call can be accessed by dialing +1-877-407-0989 (inside the U.S.) or +1-201-389-0921 (outside the U.S.) and entering the passcode 13698868.

A live, listen-only webcast, together with a slide presentation titled “Fourth Quarter & Full Year 2019 Earnings Release Supplement” dated February 20, 2020, will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

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Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

Investor and Media Contact Information

Tina Madon

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

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How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and twelve months ended December 31, 2018 and 2019 include the following:

Three Months Ended	Twelve Months Ended
December 31,	December 31,
2018	2019	2018	2019
(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$247,515	$340,231	$910,880	$1,218,341
Revenue growth (1) from prior period	30.4%	37.5%	37.4%	33.8%
Organic revenue growth (2) from prior period	10.7%	25.2%	13.0%	15.1%

Management Fees Metrics (operating expense):
Management fees	$63,357	$87,331	$232,703	$304,701
Management fees growth (3) from prior period	32.8%	37.8%	42.2%	30.9%
Organic management fees growth (4) from prior period	14.7%	22.6%	14.3%	10.2%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$54,210	$83,003	$203,402	$269,834
Adjusted EBITDA growth (5) from prior period	29.1%	53.1%	40.1%	32.7%

Adjusted Net Income Metrics:
Adjusted Net Income (5)	$36,749	$55,984	$125,348	$178,578
Adjusted Net Income growth (5) from prior period	56.6%	52.3%	44.6%	42.5%

Adjusted Net Income Per Share Metrics:
Adjusted Net Income Per Share (5)	$0.51	$0.75	$1.74	$2.38
Adjusted Net Income Per Share growth (5) from prior period	54.5%	47.1%	43.8%	36.8%
Adjusted Shares Outstanding (5)	71,677,504	75,072,782	71,960,540	75,039,357

Other Metrics:
Net Leverage Ratio (6) at period end	3.33	x	4.00	x	3.33	x	4.00	x
Acquired Base Earnings (7)	$—	$—	$37,750	$35,138
Number of partner firms at period end (8)	58	63	58	63

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

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(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share to the most directly comparable GAAP financial measure, please read “Reconciliation of Non-GAAP Financial Measures—Adjusted EBITDA” and “Reconciliation of Non-GAAP Financial Measures —Adjusted Net Income and Adjusted Net Income Per Share.”

(6)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(7)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(8)	Represents the number of partner firms on the last day of the period presented. The number includes new partner firms acquired during the period reduced by any partner firms that merged with existing partner firms prior to the last day of the period.

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Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of operations

(in thousands, except share and per share data)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2018	2019	2018	2019
REVENUES:
Wealth management fees	$232,147	$323,927	$853,033	$1,149,655
Other	15,368	16,304	57,847	68,686
Total revenues	247,515	340,231	910,880	1,218,341
OPERATING EXPENSES:
Compensation and related expenses	96,080	112,657	358,084	431,465
Management fees	63,357	87,331	232,703	304,701
Selling, general and administrative	48,658	62,253	170,270	232,911
Management contract buyout	—	—	—	1,428
Intangible amortization	24,981	35,858	90,381	130,718
Non-cash changes in fair value of estimated contingent consideration	(22,241)	13,101	6,638	38,797
Depreciation and other amortization	2,249	3,140	8,370	10,675
Total operating expenses	213,084	314,340	866,446	1,150,695
INCOME FROM OPERATIONS	34,431	25,891	44,434	67,646
OTHER INCOME (EXPENSE):
Interest income	457	337	1,266	1,164
Interest expense	(10,968)	(15,156)	(56,448)	(58,291)
Amortization of debt financing costs	(782)	(969)	(3,498)	(3,452)
Gain on sale of investment	—	—	5,509	—
Loss on extinguishment of borrowings	—	—	(21,071)	—
Other (expense) income—net	(2,121)	(354)	(2,350)	(1,049)
Income from equity method investments	313	59	521	755
Impairment of equity method investment	—	(11,749)	—	(11,749)
Total other expense—net	(13,101)	(27,832)	(76,071)	(72,622)
INCOME (LOSS) BEFORE INCOME TAX	21,330	(1,941)	(31,637)	(4,976)
INCOME TAX EXPENSE	3,783	10,750	9,450	7,049
NET INCOME (LOSS)	17,547	(12,691)	(41,087)	(12,025)
Non-controlling interest	(7,939)	692	40,497	(847)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$9,608	$(11,999)	$(590)	$(12,872)
Income (loss) per share of Class A common stock:
Basic	$0.22	$(0.25)	$(0.01)	$(0.28)
Diluted	$0.22	$(0.25)	$(0.01)	$(0.28)
Weighted average shares of Class A common stock outstanding:
Basic	43,651,256	47,203,578	43,122,782	46,792,389
Diluted	43,714,579	47,203,578	43,122,782	46,792,389

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FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated balance sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2018	2019
ASSETS
Cash and cash equivalents	$33,213	$65,178
Accounts receivable less allowances of $576 at 2018 and $684 at 2019	98,596	129,337
Prepaid expenses and other assets	76,150	58,581
Fixed assets—net	24,780	41,634
Operating lease assets	—	180,114
Debt financing costs—net	12,340	9,645
Deferred tax assets—net	70,009	75,453
Goodwill	860,495	1,090,231
Other intangible assets—net	762,195	1,003,456
TOTAL ASSETS	$1,937,778	$2,653,629
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$8,935	$8,077
Accrued expenses	36,252	41,442
Due to affiliates	39,621	58,600
Deferred revenue	6,215	7,839
Other liabilities	158,497	215,878
Operating lease liabilities	—	196,425
Borrowings under credit facilities (stated value of $838,985 and $1,279,188 at December 31, 2018 and December 31, 2019, respectively)	836,582	1,272,999
Tax receivable agreements obligations	39,156	48,399
TOTAL LIABILITIES	1,125,258	1,849,659
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 46,265,903 and 47,421,315 shares issued and outstanding at December 31, 2018 and December 31, 2019, respectively	462	474
Class B common stock, par value $0.01, 500,000,000 shares authorized; 22,823,272 and 22,075,749 shares issued and outstanding at December 31, 2018 and December 31, 2019, respectively	228	221
Additional paid-in capital	471,386	498,186
Accumulated deficit	(590)	(13,462)
Accumulated other comprehensive loss	(1,824)	(1,299)
Total shareholders' equity	469,662	484,120
Non-controlling interest	342,858	319,850
Total equity	812,520	803,970
TOTAL LIABILITIES AND EQUITY	$1,937,778	$2,653,629

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FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of cash flows

(in thousands)

	For the twelve months ended
	December 31,
	2018	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(41,087)	$(12,025)
Adjustments to reconcile net loss to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	90,381	130,718
Depreciation and other amortization	8,370	10,675
Amortization of debt financing costs	3,498	3,452
Non-cash equity compensation expense	44,468	18,329
Non-cash changes in fair value of estimated contingent consideration	6,638	38,797
Income from equity method investments	(521)	(755)
Impairment of equity method investment	—	11,749
Distributions received from equity method investments	1,118	751
Deferred taxes and other non-cash items	6,655	3,555
Loss on extinguishment of borrowings	19,001	—
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(23,747)	(29,562)
Prepaid expenses and other assets	(10,401)	3,796
Accounts payable	2,341	(1,172)
Accrued expenses	4,302	8,276
Due to affiliates	6,706	18,989
Other liabilities	(10,322)	(10,487)
Deferred revenue	(1,481)	(312)
Net cash provided by operating activities	105,919	194,774
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(413,044)	(532,513)
Purchase of fixed assets	(9,106)	(25,472)
Investment and other	(24,300)	1,530
Net cash used in investing activities	(446,450)	(556,455)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	300,000	969,125
Repayments of borrowings under credit facilities	(461,026)	(529,796)
Proceeds from issuance of common stock, net	565,160	—
Payments in connection with unit redemption, net	(61,539)	—
Contingent consideration paid	(12,554)	(22,040)
Payments of debt financing costs	(4,612)	(3,743)
Proceeds from exercise of stock options	—	838
Payments on finance lease obligations	(198)	(176)
Distributions for unitholders	(2,744)	(20,641)
Net cash provided by financing activities	322,487	393,567
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(198)	79
CHANGE IN CASH AND CASH EQUIVALENTS	(18,242)	31,965
CASH AND CASH EQUIVALENTS:
Beginning of period	51,455	33,213
End of period	$33,213	$65,178

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Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, impairment of equity method investment, management contract buyout and other one-time transaction expenses. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	As a measure of operating performance;
•	For planning purposes, including the preparation of budgets and forecasts;
•	To allocate resources to enhance the financial performance of our business; and
•	To evaluate the effectiveness of our business strategies.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and
•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2018 and 2019:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(in thousands)
Net income (loss)	$17,547	$(12,691)	$(41,087)	$(12,025)
Interest income	(457)	(337)	(1,266)	(1,164)
Interest expense	10,968	15,156	56,448	58,291
Income tax expense	3,783	10,750	9,450	7,049
Amortization of debt financing costs	782	969	3,498	3,452
Intangible amortization	24,981	35,858	90,381	130,718
Depreciation and other amortization	2,249	3,140	8,370	10,675
Non-cash equity compensation expense	12,856	4,954	44,468	18,329
Non-cash changes in fair value of estimated contingent consideration	(22,241)	13,101	6,638	38,797
Gain on sale of investment	—	—	(5,509)	—
Loss on extinguishment of borrowings	—	—	21,071	—
Other expense (income), net	2,121	354	2,350	1,049
Impairment of equity method investment	—	11,749	—	11,749
Management contract buyout	—	—	—	1,428
Other one-time transaction expenses	1,621	—	8,590	1,486
Adjusted EBITDA	$54,210	$83,003	$203,402	$269,834

Adjusted Net Income and Adjusted Net Income Per Share

We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, impairment of equity method investment, management contract buyout and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate.

Adjusted Net Income Per Share is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the period, (ii) the weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock, and restricted stock units outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock) and (iv) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the period based on the closing price of our Class A common stock on the last trading day of the period (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and
•	Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted Net Income and Adjusted Net Income Per Share for the three and twelve months ended December 31, 2018 and 2019:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2019	2018	2019
	(dollars in thousands, except per share data)
Net income (loss)	$17,547	$(12,691)	$(41,087)	$(12,025)
Income tax expense	3,783	10,750	9,450	7,049
Amortization of debt financing costs	782	969	3,498	3,452
Intangible amortization	24,981	35,858	90,381	130,718
Non-cash equity compensation expense	12,856	4,954	44,468	18,329
Non-cash changes in fair value of estimated contingent consideration	(22,241)	13,101	6,638	38,797
Gain on sale of investment	—	—	(5,509)	—
Loss on extinguishment of borrowings	—	—	21,071	—
Impairment of equity method investment	—	11,749	—	11,749
Management contract buyout	—	—	—	1,428
Other one-time transaction expenses(1)	3,994	—	11,529	1,486
Subtotal	41,702	64,690	140,439	200,983
Pro forma income tax expense (27%)	(11,260)	(17,466)	(37,919)	(54,265)
Tax Adjustments(2)	6,307	8,760	22,828	31,860
Adjusted Net Income	$36,749	$55,984	$125,348	$178,578
Adjusted Shares Outstanding	71,677,504	75,072,782	71,960,540	75,039,357
Adjusted Net Income Per Share	$0.51	$0.75	$1.74	$2.38
Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic(3)	43,651,256	47,203,578	43,122,782	46,792,389
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock and restricted stock units(4)	63,323	34,391	102,549	20,428
Weighted average Focus LLC common units outstanding(5)	22,823,272	22,158,584	22,630,668	22,424,378
Weighted average common unit equivalent of Focus LLC incentive units outstanding(6)	5,139,653	5,676,229	6,104,541	5,802,162
Adjusted Shares Outstanding	71,677,504	75,072,782	71,960,540	75,039,357

(1)	In 2018, primarily relates to one-time expenses related to (a) Loring Ward severance cash compensation of $507 during the three months ended December 31, 2018, which was recorded in compensation and related expenses, and IPO and Reorganization Transaction cash compensation expenses of $5,926 during the three months ended September 30, 2018, which were recorded in compensation and related expenses, (b) transaction expenses of $1,762, which were recorded in selling, general and administrative expenses, associated with the acquisition of Loring Ward, of which $1,114 were incurred during the three months ended December 31, 2018 and $648 were incurred during the three months ended September 30, 2018 and (c) other expenses, net of $2,373 during the three months ended December 31, 2018, which were recorded in other (expense) income net, primarily related to the loss on sale of a tax customer list and related receivables. In 2019, relates to one-time expenses related to (a) Loring Ward severance cash compensation of $280 during the three months ended March 31, 2019, which were recorded in compensation and related expenses and (b) transaction expenses of $786 and $420, associated with the acquisition of Loring Ward, which were recorded in selling, general and administrative expenses during the three months ended March 31, 2019 and June 30, 2019, respectively.

(2)	As of December 31, 2019, estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $35,017.

(3)	Represents our GAAP weighted average Class A common stock outstanding–basic.

(4)	The incremental shares for the twelve months ended December 31, 2018 and for the three and twelve months ended December 31, 2019 related to stock options, unvested Class A common stock and restricted stock units as calculated using the treasury stock method were not included in the calculation of the GAAP weighted average shares of Class A common stock—diluted as the result would have been anti-dilutive.

(5)	Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock.

(6)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended December 31, 2018 and 2019:

	Trailing 4-Quarters Ended
	December 31,
	2018	2019
	(in thousands)
Net cash provided by operating activities	$105,919	$194,774
Purchase of fixed assets	(9,106)	(25,472)
Distributions for unitholders	(2,744)	(20,641)
Payments under tax receivable agreements	—	—
Adjusted Free Cash Flow	$94,069	$148,661
Portion of contingent consideration paid included in operating activities (1)	11,262	14,822
Cash Flow Available for Capital Allocation (2)	$105,331	$163,483

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2018 was $1.5 million, $1.6 million, $4.6 million and $3.6 million, respectively, totaling $11.3 million for the trailing 4-quarters ended December 31, 2018. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended December 31, 2019 was $9.2 million, $4.0 million, $0.8 million and $0.8 million, respectively, totaling $14.8 million for the trailing 4-quarters ended December 31, 2019.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of December 31, 2019:

	December 31, 2019
	Interest	%
Economic Ownership of Focus Financial Partners, LLC Interests:
Focus Financial Partners Inc. (1)	47,421,315	63.0%
Non-Controlling Interests (2)	27,807,744	37.0%
Total	75,229,059	100.0%

(1)	Includes 53,293 unvested common units.
(2)	Includes 5,731,995 Focus LLC common units issuable upon conversion of the outstanding 19,754,450 vested and unvested incentive units (assuming vesting of the unvested incentive units and a December 31, 2019 period end value of the Focus LLC common units equal to $29.47).

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Q4 2019 Weighted Average Outstanding	Number of Shares Outstanding at December 31, 2019	Number of Shares Outstanding at February 20, 2020
Class A	47,203,578	47,421,315	47,421,315
Class B	22,158,584	22,075,749	22,075,749

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at December 31, 2019. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating Adjusted Net Income Per Share. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Focus Financial Partners, LLC Incentive Units by Hurdle at December 31, 2019:

Hurdle Rates	Number Outstanding
$1.42	175,421
$5.50	97,798
$6.00	56,702
$7.00	482,545
$9.00	1,984,779
$11.00	1,148,023
$12.00	520,000
$13.00	831,416
$14.00	56,205
$16.00	168,552
$17.00	80,000
$19.00	865,633
$21.00	3,975,500
$22.00	1,289,667
$23.00	524,828
$26.26	25,000
$27.00	29,484
$27.90	2,051,131
$28.50	1,646,766
$33.00	3,715,000
$36.64	30,000
19,754,450